Exhibit 21.1

CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2025

Itron, Inc. Domestic Subsidiaries	State of Incorporation
Itron Global Holdings LLC	Delaware
Itron International, LLC	Delaware
Itron Networked Solutions, Inc.	Delaware
Royal Cautivo Insurance, Inc.	Utah
Itron Resiliency Solutions, Inc.	Delaware
OPVANTEK, INC.	Pennsylvania
iRESTORE, LLC	Delaware
WRM SOFTWARE, INC.	Delaware
StormImpact Inc.	Delaware

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Australasia Pty Limited	Australia
Itron Austria GmbH	Austria
Itron Belgium S.A.	Belgium
Itron Canada, Inc.	Canada
URBINT CANADA INC.	Canada
Silver Spring Networks International Limited	Cayman Island
Itron Metering Solutions (Suzhou) Co., Ltd.	China
Itron Metering Systems (Suzhou) Co., Ltd.	China
Itron Czech Republic s.r.o.	Czech Republic
Asais S.A.S	France
Asais Conseil S.A.S.	France
Itron France S.A.S.	France
Itron Holding France S.A.S.	France
Itron Holding Germany GmbH	Germany
Itron Unterstutzungskasse GmbH	Germany
Allmess GmbH	Germany
Itron Unterstutzungseinrichtung GmbH	Germany
Itron Labs Kft	Hungary
Itron India Private Limited	India
URBINT INDIA PRIVATE LIMITED	India
PT Mecoindo (J.V.)	Indonesia
Itron Management Services Ireland, Limited	Ireland
Itron Italia SpA	Italy
Itron Resource Solutions Israel Ltd.	Israel
Itron Japan Co., Ltd.	Japan
Itron Global SARL	Luxembourg
Metertek Sdn Bhd (J.V. 100% indirectly owned)	Malaysia
Itron Servicios, S. de R.L. de C.V.	Mexico
Itron Nederland B.V.	Netherlands
Itron New Zealand Limited	New Zealand
Itron Polska SP ZOO	Poland
Itron Portugal, Unipessoal, LDA.	Portugal
Itron Sistemas de Medição Lda.	Portugal
URBINT PORTUGAL, UNIPESSOAL LDA.	Portugal

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Measurement and Systems (Proprietary) Limited	Republic of South Africa
Itron Belgium S.A. - Rwandan Branch Office	Rwanda
Itron Metering Systems Singapore Pte. Ltd.	Singapore
Itron Spain SLU	Spain
Itron Sweden AB	Sweden
Itron Metering Solutions (Thailand) Co. Ltd.	Thailand
Itron Ukraine	Ukraine
Itron Ukrgas Meters Company (J.V. Majority)	Ukraine
Itron France S.A.S - Dubai Branch Office	United Arab Emirates
Itron Wireless Trading LLC	United Arab Emirates
Itron Metering Solutions UK Limited	United Kingdom
Itron Development UK Ltd.	United Kingdom